UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 28, 2022

WEYCO GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-9068	39-0702200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. Estabrook Blvd. P. O. Box 1188 Milwaukee, WI	53201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 908-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $1.00 par value per share	WEYS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation.

On September 28, 2022, Weyco Group, Inc. (the “Company”) entered into the Second Amendment to Credit Agreement (“Second Amendment”) amending its revolving credit facility under the Credit Agreement dated as of November 4, 2020, with Associated Bank, National Association, restated as of November 4, 2021 (as amended by the Second Amendment, the “Amended Credit Agreement”). The Second Amendment extends the maturity of the credit facility to September 28, 2023, increases the Company’s available borrowing limit from $40.0 million to $50.0 million, and replaces the LIBOR benchmark used for determining interest rates on outstanding advances. Under the terms of the Amended Credit Agreement, amounts outstanding bear interest at the one-month term secured overnight financing rate (“SOFR”) plus 145 basis points. The Amended Credit Agreement is secured by a security interest in Company’s general business assets, and contains customary representations, warranties and covenants (including a minimum tangible net worth financial covenant) for a facility of this type. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement attached as Exhibit A to the Second Amendment, and the Second Amended and Restated Revolving Loan Note dated September 28, 2022, which are filed as Exhibits 10.9 and 10.10, respectively, to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.9 Second Amendment to Credit Agreement, dated as of September 28, 2022

10.10 Second Amended and Restated Revolving Loan Note, dated September 28, 2022

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

*      *      *      *      *

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2022	WEYCO GROUP, INC.

/s/ Judy Anderson
Judy Anderson
Vice President, Chief Financial Officer and Secretary